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File Pursuant to Rule 424(b)(7)
Registration No. 333-216843

Prospectus supplement
(To prospectus dated March 21, 2017)

13,385,949 shares

SM ENERGY COMPANY

COMMON STOCK

        This prospectus supplement relates to the resale by selling stockholders of up to 13,385,949 shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of the offering.

        We are not selling any shares of our common stock in this offering, and as a result, we will not receive any proceeds from the sale of the common stock covered by this prospectus supplement. All of the net proceeds from the sale of our common stock will go to the selling stockholders.

        The selling stockholders may sell shares of our common stock from time to time at prices established on the New York Stock Exchange or as negotiated in private transactions or as otherwise described under the heading "Plan of Distribution." The shares of common stock may be sold directly or through agents or broker-dealers acting as agents on behalf of the selling stockholders. The selling stockholders may engage brokers, dealers or agents who may receive commissions or discounts from the selling stockholders. We will pay all expenses incident to the registration of the shares of our common stock, but we will not pay for fees, commissions or discounts payable to selling brokers, dealers or similar professionals in connection with the sale of our common stock registered hereunder.

        Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange under the trading symbol "SM." The last reported sale price of our common stock on March 20, 2017 was $21.58 per share.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-4 of this prospectus supplement and on page 4 of the accompanying prospectus for information on certain risks related to the purchase of our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 21, 2017.

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about shares of common stock the selling stockholders may offer. Generally, when we refer to this prospectus, we are referring to both this prospectus supplement and the accompanying prospectus. Before you invest in our common stock or this offering, you should carefully read this prospectus supplement and the accompanying prospectus, in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information" and "Incorporation by Reference" in this prospectus supplement.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering. If any information varies between this prospectus supplement, the accompanying prospectus or documents incorporated by reference herein prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. We have not, and the selling stockholders have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        The information contained in this prospectus supplement and the accompanying prospectus or in any document incorporated by reference herein or therein is accurate and complete only as of the date hereof or thereof, respectively, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock by the selling stockholders. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless the context otherwise indicates, the terms "SM Energy," "the Company," "we," "us" and "our" in this prospectus supplement mean SM Energy Company, a Delaware corporation, and its subsidiaries.

SM ENERGY COMPANY

        We are an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids (also referred to as "oil," "gas," and "NGLs," respectively, throughout the document) in onshore North America. Our common stock trades on the New York Stock Exchange (the "NYSE") under the ticker symbol "SM."

        Our principal offices are located at 1775 Sherman Street, Suite 1200, Denver, Colorado 80203, and our telephone number is (303) 861-8140.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical facts, included in this prospectus supplement that address activities, events, or developments with respect to our financial condition, results of operations, or economic performance that we expect, believe, or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words "anticipate," "assume," "believe," "budget," "estimate," "expect," "forecast," "intend," "plan," "project," "will," and similar expressions are intended to identify forward-looking statements. Forward-looking statements appear throughout this prospectus supplement, and include statements about such matters as:

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  the amount and nature of future capital expenditures and the availability of liquidity and capital resources to fund capital expenditures;

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  our outlook on future oil, gas, and natural gas liquids ("NGL") prices, well costs, and service costs;

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  the drilling of wells and other exploration and development activities and plans, as well as possible acquisitions or divestitures;

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  the possible divestiture or farm-down of, or joint venture relating to, certain properties;

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  proved reserve estimates and the estimates of both future net revenues and the present value of future net revenues associated with those proved reserve estimates;

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  future oil, gas, and NGL production estimates;

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  cash flows, anticipated liquidity, and the future repayment of debt;

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  business strategies and other plans and objectives for future operations, including plans for expansion and growth of operations or to defer capital investment, and our outlook on our future financial condition or results of operations; and

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  other similar matters such as those discussed in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (our "2016 Form 10-K").

        Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. Some of these risks are described in the Risk Factors section in Part I, Item 1A of our 2016 Form 10-K, and include such factors as:

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  the volatility of oil, gas, and NGL prices, and the effect it may have on our profitability, financial condition, cash flows, access to capital, and ability to grow production volumes and/or proved reserves;

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  weakness in economic conditions and uncertainty in financial markets;

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  our ability to replace reserves in order to sustain production;

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  our ability to raise the substantial amount of capital required to develop and/or replace our reserves;

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  our ability to compete against competitors that have greater financial, technical, and human resources;

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  our ability to attract and retain key personnel;

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  the imprecise estimations of our actual quantities and present value of proved oil, gas, and NGL reserves;

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  the uncertainty in evaluating recoverable reserves and estimating expected benefits or liabilities;

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  the possibility that exploration and development drilling may not result in commercially producible reserves;

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  our limited control over activities on outside-operated properties;

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  our reliance on the skill and expertise of third-party service providers on our operated properties;

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  the possibility that title to properties in which we have an interest may be defective;

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  our planned drilling in existing or emerging resource plays using some of the latest available horizontal drilling and completion techniques is subject to drilling and completion risks and may not meet our expectations for reserves or production;

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  the uncertainties associated with acquisitions, divestitures, joint ventures, farm-downs, farm-outs and similar transactions with respect to certain assets, including whether such transactions will be consummated or completed in the form or timing and for the value that we anticipate;

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  the uncertainties associated with enhanced recovery methods;

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  our commodity derivative contracts may result in financial losses or may limit the prices we receive for oil, gas, and NGL sales;

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  the inability of one or more of our service providers, customers, or contractual counterparties to meet their obligations;

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  our ability to deliver required quantities of crude oil, natural gas, NGLs or water to contractual counterparties;

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  price declines or unsuccessful exploration efforts resulting in write-downs of our asset carrying values;

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  the impact that depressed oil, gas, or NGL prices could have on the borrowing capacity under our Fifth Amended and Restated Credit Agreement;

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  the possibility our amount of debt may limit our ability to obtain financing for acquisitions, make us more vulnerable to adverse economic conditions, and make it more difficult for us to make payments on our debt;

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  the possibility that covenants in our Fifth Amended and Restated Credit Agreement or the indentures governing our senior notes or senior convertible notes may limit our discretion in the operation of our business, prohibit us from engaging in beneficial transactions, or lead to the accelerated payment of our debt;

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  operating and environmental risks and hazards that could result in substantial losses;

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  the impact of seasonal weather conditions and lease stipulations on our ability to conduct drilling activities;

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  our ability to acquire adequate supplies of water and dispose of or recycle water we use at a reasonable cost in accordance with environmental and other applicable rules;

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  complex laws and regulations, including environmental regulations, that result in substantial costs and other risks;

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  the availability and capacity of gathering, transportation, processing, and/or refining facilities;

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  our ability to sell and/or receive market prices for our oil, gas, and NGLs;

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  new technologies may cause our current exploration and drilling methods to become obsolete;

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  the possibility of security threats, including terrorist attacks and cybersecurity breaches, against, or otherwise impacting, our facilities and systems; and

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  litigation, environmental matters, the potential impact of legislation and government regulations, and the use of management estimates regarding such matters.

        We caution you that forward-looking statements are not guarantees of future performance and actual results or performance may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this prospectus supplement speak as of the filing date of this prospectus supplement. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.

RISK FACTORS

        An investment in our common stock involves a significant degree of risk. Before you invest in our common stock you should carefully consider those risk factors included in our 2016 Form 10-K, which are incorporated herein by reference, and the risk factor set forth below, together with all of the other information included in this prospectus supplement and accompanying prospectus, and the documents we incorporate by reference, in evaluating an investment in our common stock. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read "Cautionary Statement Regarding Forward-Looking Statements."

Risks Related to Our Common Stock

         We believe that we currently are, and we expect to continue to be for the foreseeable future, a "United States real property holding corporation" for U.S. federal income tax purposes.

        Generally, a corporation is a United States real property holding corporation for U.S. federal income tax purposes if the fair market value of its U.S. real property interests, as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and we expect to continue to be for the foreseeable future, a "United States real property holding corporation" for U.S. federal income tax purposes. However, as long as our common stock is regularly traded on an established securities market, only a Non-U.S. Holder (as defined below) that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder's holding period for the common stock, more than 5% of the total fair market value of our common stock will be taxable on gain realized on the disposition of our common stock as a result of our status as a United States real property holding corporation. If our common stock were not considered to be so regularly traded during the calendar year in which the relevant disposition by a Non-U.S. Holder occurs and we are a United States real property holding corporation, such holder (regardless of the percentage of our common stock owned) would be subject to U.S. federal income tax on a taxable disposition of our common stock, and transferees of our common stock generally would be required to withhold 15% of the gross proceeds from such disposition. Our common stock is currently listed on the NYSE and we believe that, for as long as we continue to be so listed, our common stock will be treated as regularly traded on an established securities market. See "Material U.S. Federal Income Tax Considerations for Non-U.S. Holders—Sale, Exchange or Other Taxable Disposition of Common Stock."

USE OF PROCEEDS

        All shares of common stock sold in this offering will be sold by the selling stockholders. We will not receive any of the proceeds from such sales.

PRICE RANGE OF COMMON STOCK

        Our common stock is listed on the NYSE under the symbol "SM." The following table shows, for the periods indicated, the high and low reported sales prices for our common stock, as reported on the NYSE.

	Sales Price
	High	Low
2015:
First quarter	$53.31	$31.01
Second quarter	$60.28	$43.70
Third quarter	$45.98	$18.21
Fourth quarter	$42.23	$18.06
2016:
First quarter	$20.65	$6.99
Second quarter	$35.60	$17.04
Third quarter	$40.39	$23.58
Fourth quarter	$43.09	$30.25
2017:
First quarter (through March 20, 2017)	$36.77	$20.01

        On March 20, 2017, the last reported trading price of our common stock on the NYSE was $21.58 per share. As of March 1, 2017, there were approximately 85 holders of record of our common stock.

DIVIDEND POLICY

        We have paid cash dividends to our stockholders every year since 1940. We paid annual dividends of $0.05 per share in each of the years 1998 through 2004. We paid annual dividends of $0.10 per share in each of the years 2005 through 2016. We expect our practice of paying dividends on our common stock to continue, although the payment and amount of future dividends will continue to depend on our earnings, cash flow, capital requirements, financial condition, and other factors, including the discretion of our Board of Directors.

        In addition, the payment of dividends is subject to covenants in the Fifth Amended and Restated Credit Agreement that limit our annual dividend payment to no more than $50.0 million per year. We are also subject to certain covenants under our senior notes and senior convertible notes that restrict certain payments, including dividends; however, the first $6.5 million of dividends paid each year are not restricted by this covenant. Based on our current performance, we do not anticipate that these covenants will restrict future annual dividend payments in amounts not to exceed $0.10 per share of common stock. Dividends are currently paid on a semi-annual basis. Dividends paid totaled $7.8 million, $6.8 million and $6.7 million for the years ended December 31, 2016, 2015, and 2014, respectively.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following discussion is a summary of the anticipated material U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of our common stock by Non-U.S. Holders (as defined below). This summary deals only with our common stock held as capital assets by holders who purchase common stock in this offering. For purposes of this summary, a "Non-U.S. Holder" means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust and is not any one of the following:

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  a citizen or an individual resident of the United States;

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  a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of our common stock by prospective investors in light of their particular circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to certain types of investors subject to special treatment under U.S. federal income tax laws, such as:

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  dealers in securities or currencies;

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  financial institutions;

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  regulated investment companies;

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  real estate investment trusts;

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  tax-exempt or governmental entities;

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  qualified foreign pension funds;

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  insurance companies;

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  persons holding common stock as part of a hedging, integrated, synthetic, conversion or constructive sale transaction or a straddle;

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  persons that acquire our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

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  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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  persons liable for alternative minimum tax;

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  certain former citizens or long-term residents of the United States;

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  persons that own, or are deemed to own, more than five percent (5%) of our outstanding common stock;

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  investors whose functional currency is other than the U.S. dollar;

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  controlled foreign corporations;

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  private foreign investment companies; or

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  common trust funds.

        Furthermore, this summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. This discussion does not address any state, local or non-U.S. tax considerations or tax considerations as to U.S. federal non-income taxes (such as the U.S. estate and gift tax or the U.S. Medicare tax on certain investment income) or any tax treaties. We have not sought any ruling from the Internal Revenue Service, or IRS, with respect to the statements made or the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements or conclusions.

        If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding our common stock, we particularly urge you to consult your tax advisors.

        If you are considering the purchase of our common stock, we urge you to consult your tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of our common stock, as well as any consequences to you arising under state, local and non-U.S. tax laws, under U.S. non-income tax laws and under any applicable tax treaty.

  Dividends

        Distributions paid to you on our common stock, other than certain pro-rata distributions of common stock (to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes), will constitute dividends for U.S. federal income tax purposes and generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty as to which you appropriately claim the benefit. However, dividends that are effectively connected with a trade or business you conduct within the United States, and, if certain tax treaties apply and you appropriately claim benefits thereunder, are attributable to a permanent establishment you maintain in the United States, are not subject to the U.S. federal withholding tax, but instead are subject to U.S. federal income tax on a net income basis at the applicable graduated individual or corporate rates. Special certification and disclosure requirements must be satisfied for effectively connected income to be exempt from withholding. If you are a corporation, any such effectively connected dividends that you receive may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty as to which you appropriately claim the benefit. To the extent distributions are not paid out of our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of your tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. See "—Sale, Exchange or Other Taxable Disposition of Common Stock."

        If you wish to claim the benefit of an applicable treaty rate for dividends paid on our common stock, you must provide the withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form), claiming an exemption from or reduction in withholding under the applicable income tax treaty.

        If you are eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty, you may obtain a refund of any excess amounts withheld by providing the required information to the IRS.

  Sale, Exchange or Other Taxable Disposition of Common Stock

        Subject to the discussion below under "—Foreign Account Tax Compliance Act," you generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale, exchange or other taxable disposition of shares of our common stock unless:

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  the gain is effectively connected with your conduct of a trade or business in the United States, and, if certain tax treaties apply and you appropriately claim benefits thereunder, is attributable to a permanent establishment you maintain in the United States;

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  if you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale, exchange or other taxable disposition, and certain other requirements are met; or

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  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of such disposition and your holding period in the common stock, and (i) you beneficially own, or have owned, more than 5% of the total fair market value of our common stock at any time during the five-year period preceding such disposition, or (ii) our common stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

        If you are an individual and are described in the first bullet above, you will be subject to tax on any gain derived from the sale, exchange or other taxable disposition at the graduated U.S. federal income tax rates generally applicable to U.S. citizens or residents. If you are an individual and are described in the second bullet above, you will generally be subject to a flat 30% tax on any gain derived from the sale, exchange or other taxable disposition that may be offset by U.S. source capital losses (even though you are not considered a resident of the United States). If you are a corporation and are described in the first bullet above, you will be subject to tax on your gain at the U.S. federal income tax rates generally applicable to U.S. corporations and, in addition, may be subject to the branch profits tax on your effectively connected earnings and profits for the taxable year, which would include such gain, at a rate of 30% or at such lower rate as may be specified by the applicable income tax treaty, subject to adjustments.

        Generally, a corporation is a United States real property holding corporation if the fair market value of its U.S. real property interests, as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and we expect to continue to be for the foreseeable future, a "United States real property holding corporation" for U.S. federal income tax purposes. Our common stock is currently listed on the NYSE and we believe that, for as long as we continue to be so listed, our common stock will be treated as regularly traded on an established securities market. If we are a United States real property holding corporation and if our common stock continues to be regularly traded on an established securities market, only a Non-U.S. Holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder's holding period for the common stock, more than 5% of the total fair market value of our common stock will be taxable on gain realized on the disposition of our common stock as a result of our status as a United States real property holding corporation. If our common stock were not considered to be so regularly traded during the calendar year in which the relevant disposition by a Non-U.S. Holder occurs and we are a United States real property holding corporation, such holder (regardless of the percentage of our common stock owned) would be subject to U.S. federal income tax on a taxable disposition of our common stock, and transferees of our common stock generally would be required to withhold 15% of the gross proceeds from such disposition. The gain from such disposition would be subject to regular U.S. income tax as if you were a United States holder, and you would be required to file a U.S. tax return with respect to such gain.

        You should consult your tax advisors with respect to the application of the foregoing rules to your ownership and disposition of our common stock.

  Foreign Account Tax Compliance Act

        Withholding at a rate of 30% will be required on dividends in respect of, and, after December 31, 2018, withholding at a rate of 30% will be required on gross proceeds from the sale or other disposition of, our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the U.S. Treasury Department to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners." Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in our common stock.

  Information Reporting and Backup Withholding

        You may be subject to information reporting and backup withholding with respect to any dividends on, and the proceeds from dispositions of, our common stock paid to you, unless you comply with certain reporting procedures (usually satisfied by providing the appropriate form from the IRS Form W-8 series) or otherwise establish an exemption. Additional rules relating to information reporting requirements and backup withholding with respect to the payment of proceeds from the disposition of shares of our common stock will apply as follows:

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  If the proceeds are paid to or through the U.S. office of a broker (U.S. or foreign), they generally will be subject to backup withholding and information reporting, unless you certify that you are not a U.S. person under penalties of perjury (usually on the appropriate form from the IRS Form W-8 series) or otherwise establish an exemption;

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  If the proceeds are paid to or through a non-U.S. office of a broker that is not a U.S. person and is not a foreign person with certain specified U.S. connections, they will not be subject to backup withholding or information reporting; and

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  If the proceeds are paid to or through a non-U.S. office of a broker that is a U.S. person or a foreign person with certain specified U.S. connections, they generally will be subject to information reporting (but not backup withholding), unless you certify that you are not a U.S. person under penalties of perjury (usually on the appropriate form from the IRS Form W-8 series) or otherwise establish an exemption.

        In addition, the amount of any dividends paid to you and the amount of tax, if any, withheld from such payment generally must be reported annually to you and the IRS. The IRS may make such information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which you reside. Any amounts withheld under the backup withholding rules are treated as a credit against your actual U.S. federal income tax liability and any amounts withheld in excess of your actual U.S. federal income tax liability will be allowed as a refund provided the required information is timely furnished by you to the IRS. Non-U.S. Holders should consult their tax advisors regarding the filing of a U.S. tax return for claiming a refund of such backup withholding.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of our common stock by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

  General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries or other interested parties of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in our common stock of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

  Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of our common stock by an ERISA Plan with respect to which we or the underwriters are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of our common stock. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, our common stock should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

  Representation

        Accordingly, by acceptance of our common stock, each purchaser and subsequent transferee of our common stock will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold our common stock constitutes assets of any Plan or (ii) the purchase and holding of our common stock by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all inclusive, nor should it be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing our common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of our common stock. Further, this prospectus supplement contains no recommendation as to the suitability of our common stock as an investment in any Plan under ERISA and any Similar Laws.

SELLING STOCKHOLDERS

        The following table presents information concerning the beneficial ownership of the shares of our common stock by the selling stockholders as of March 1, 2017, assuming 111,257,806 shares of common stock were issued and outstanding as of March 1, 2017, which includes 13,385,949 shares to be sold by the selling stockholders in connection with this offering.

        The information in the table below with respect to each selling stockholder has been obtained from such selling stockholder. When we refer to the "selling stockholders" in this prospectus supplement, we mean the selling stockholders listed in the table below as offering shares, as well as their respective pledgees, donees, assignees, transferees and successors and others who may hold any of such selling stockholder's interest. The selling stockholders may be deemed to be underwriters within the meaning of the Securities Act. All of the selling stockholders listed below are a party to the Registration Rights Agreement.

        Except as described herein or under the filings which are incorporated by reference herein, none of the selling stockholders identified below nor any of their respective affiliates, officers, directors or principal equity holders (5% or more) has held any position or office with us or had any other material relationship with us during the past three years.

				Shares beneficially owned after this offering(1)(2)
	Shares beneficially owned prior to this offering(1)(2)
			Shares to be Sold in this Offering
Name of Beneficial Owner	Number	%		Number	%
John E. Lodge	237,178	*	237,178	—	*
3713 Northfield Drive
Midland, Texas 79707
Mark S. Pryzwara	237,178	*	237,178	—	*
14602 Vaughnville Drive
Houston, Texas 77084
Third Coast Family Partnership, LP(3)	237,178	*	237,178	—	*
5000 Braeburn Drive
Bellaire, Texas 77401
HaleyRae, LP(4)	373,732	*	373,732	—	*
7623 Meadowglen Lane
Houston, Texas 77063
QStar LLC(5)	8,187,510	7.4%	8,187,510	—	*
203 Wall Street
Midland, Texas 79701
RRP-QStar, L.L.C.(6)	3,346,487	3.0%	3,346,487	—	*
c/o Reservoir Capital Group, L.L.C.
767 Fifth Avenue, 16th Floor
New York, NY 10153
All other selling stockholders as a group(7)	766,686	*	766,686	—	*

*
Less than 1%.

(1)
According to SEC rules, beneficial ownership includes shares as to which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days of a date reasonably selected by us, through the exercise of any stock option or other right. We selected the close of business on March 1, 2017, as the determination date.

(2)
Based on an aggregate of 111,257,806 shares of common stock outstanding as of the close of business on March 1, 2017.

(3)
According to information provided by Third Coast Family Partnership, LP, Third Coast Family Partnership, LP may be deemed to be the beneficial owner of a total of 237,178 shares of our common stock. The general partner of Third Coast Family Partnership, LP is Third Coast Family GP, LLC, the manager of which in turn is David Charles Newman. The shares of common stock owned by the selling stockholder may be deemed to be beneficially owned by Third Coast Family GP, LLC and David Charles Newman.

(4)
According to information provided by HaleyRae, LP, HaleyRae, LP may be deemed to be the beneficial owner of a total of 373,732 shares of our common stock. The general partner of HaleyRae, LP is HaleyRae GP, LLC, the president of which is Gerald R. Carman. The shares of common stock owned by the selling stockholder may be deemed to be beneficially owned by HaleyRae GP, LLC and Gerald R. Carman.

(5)
According to information provided by QStar LLC, QStar LLC may be deemed to be the beneficial owner of a total of 8,187,510 shares of our common stock. QStar LLC is controlled indirectly by EnCap Partners, LLC. EnCap Partners, LLC is the managing member of EnCap Investments Holdings, LLC, which is the sole member of EnCap Investments GP, L.L.C., which is the general partner of EnCap Investments L.P., which is the general partner of EnCap Equity Fund IX GP, L.P, which is the general partner of EnCap Energy Capital Fund IX, L.P., which is a member of QStar LLC and holds the right to appoint three of the five managers of the board of managers of QStar LLC. Each of EnCap Energy Capital Fund IX, L.P. and EnCap Partners, LLC may also be deemed to beneficially own the shares held by QStar LLC.

(6)
According to information provided by RRP-QStar, L.L.C., RRP-QStar, L.L.C. may be deemed to be the beneficial owner of a total of 3,346,487 shares of our common stock. The members of RRP-QStar, L.L.C. are comprised of Reservoir Resource Partners Master Fund, L.P. ("RRP-Master Fund"), Reservoir Resource Partners Master Fund TE, L.P., ("RRPTE-Master Fund"), RRP Offshore-Energy Investments, Inc. ("RRP Offshore Inc.") and RRPMF2-Energy Investments Inc. ("RRPMF2 Inc."). The general partner of each of RRP-Master Fund and RRPTE-Master Fund is Reservoir Resource Partners GP, LLC ("RRP GP"), the sole member of which in turn is Reservoir Capital Group, L.L.C. ("RCG"), the sole managing member of which in turn is RCGM, LLC, the sole senior managing members of which are Daniel H. Stern and Craig A. Huff. The sole shareholder of RRP Offshore Inc. is Reservoir Resource Partners Master Fund Offshore, L.P. ("RRP Offshore-Master Fund") and the sole shareholder of RRPMF2 Inc. is Reservoir Resource Partners Master Fund II, L.P. ("RRP II-Master Fund"). The general partner of each of RRP Offshore-Master Fund and RRP II-Master Fund is RRP GP, the sole member of which in turn is RCG, the sole managing member of which in turn is RCGM, LLC, the sole senior managing members of which are Daniel H. Stern and Craig A. Huff. The shares of common stock owned by the selling stockholder may be deemed to be beneficially owned by Daniel H. Stern and Craig A. Huff. Messrs. Stern and Huff share voting and investment control over the shares held by RRP-QStar, L.L.C. Each of RRP-Master Fund, RRPTE-Master Fund, RRP Offshore Inc., RRPMF2 Inc., RRP GP, RCG, RRP Offshore-Master Fund, RRP II-Master Fund, RRP GP, RCG and RCGM, LLC and Messrs. Stern and Huff disclaim any such beneficial ownership.

(7)
Shares shown in the table above include shares owned by the selling stockholders other than those selling stockholders that in the aggregate may be deemed to be the beneficial owners of less than 1% of our common stock as of the date of this prospectus.

DESCRIPTION OF CAPITAL STOCK

General

        Our authorized capital stock consists of 200,000,000 shares of capital stock, par value $0.01 per share. As of March 1, 2017, there were 111,257,806 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

        Holders of common stock are entitled to one vote for each share held in the election of directors and on all other matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

        Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to receive ratably the net assets of the Company available after payment of all debts and other liabilities. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, and the shares offered by the selling stockholders in this offering will be, when issued and paid for, fully paid and non-assessable.

        Delaware corporate law and the Company's certificate of incorporation and by-laws contain provisions that may have the effect of delaying or preventing a change of control of the Company or its management. These provisions, among other things, provide for non-cumulative voting in the election of members of the Board of Directors and impose procedural requirements on stockholders who wish to make nominations for the election of directors or propose other actions at stockholder meetings.

        The Company's certificate of incorporation provides that authorized but unissued shares of common stock are available for future issuance without stockholder approval, subject to various limitations imposed by the NYSE. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

        In addition, the Delaware General Corporation Law (the "DGCL"), which applies to the Company as a corporation organized in the State of Delaware, imposes restrictions on business combinations with interested parties. Section 203 of the DGCL, an anti-takeover law, prevents Delaware corporations under certain circumstances from engaging in a "business combination" with an "interested stockholder" (generally, a holder of 15% or more of the outstanding voting stock of the corporation). A "business combination" includes a merger or sale of 10% or more of a company's assets. However, the provisions of Section 203 do not apply if (1) the board of directors approves the transaction; (2) after the completion of the transaction that resulted in the stockholder becoming an "interested stockholder," that stockholder owned at least 85% of the company's voting stock outstanding at the time the transaction commenced, excluding shares owned by officers and directors and certain employee benefit plans; or (3) on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at a meeting of stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the "interested stockholder." These provisions of Delaware law and our certificate of incorporation and by-laws may have the effect of delaying, deferring or preventing a change in control of the Company, even if the change in control might be beneficial to Company stockholders.

        Our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (1) for any breach of a director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derives an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of directors' liability, then the liability of our directors will automatically be limited to the fullest extent provided by law. Our certificate of incorporation and by-laws also contain provisions to indemnify our directors and officers to the fullest extent permitted by the DGCL. These provisions and agreements may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from our directors and officers. We believe that these the provisions in our certificate of incorporation and by-laws are necessary to attract and retain qualified persons as directors and officers.

Transfer agent and registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company N.A.

Registration Rights Agreement

        On December 21, 2016, we entered into a registration rights agreement with QStar LLC and RRP-QStar, LLC (the "Registration Rights Agreement"). Certain members of management of QStar LLC also entered into a joinder to the Registration Rights Agreement. As of March 1, 2017, to our knowledge, the parties to the Registration Rights Agreement collectively owned approximately 13,385,949 shares of our common stock.

        The parties to the Registration Rights Agreement are entitled to certain rights with respect to registration of shares of our common stock, or registrable securities, under the Securities Act. The holders of these registrable securities will possess the registration rights contained in the Registration Rights Agreement that are described in additional detail below.

Shelf Registration and Demand Registration Rights

        Under the Registration Rights Agreement, we agreed to prepare, file and use commercially reasonable efforts to cause to become a shelf registration statement no later than March 21, 2017 that registers for resale the registrable securities owned by the holders of such securities under the Securities Act. Until the earlier of (i) three years after the effective date of the shelf registration statement or (ii) such time as the registrable securities cease to be registrable securities or we are no longer eligible to maintain a shelf registration statement, we also agreed to use our commercially reasonable efforts to keep current and effective a shelf registration statement.

        Under the Registration Rights Agreement, at any time after March 21, 2017, upon the written request of any one or more of the holders of registrable securities to register all or part of their registrable securities in an underwritten offering on a registration statement under the Securities Act that is reasonably expected to result in proceeds in excess of $75 million in the aggregate, we will be obligated to register the sale of all registrable securities that holders may request in writing to be registered within five business days of the mailing of a notice by us of such registration to all holders of registrable securities. We are not required to effect an underwritten shelf takedown within 90 days after the closing of any underwritten offering by the Company, more than two underwritten shelf takedown offerings per calendar year and more than four underwritten shelf takedown offerings in the aggregate. The managing underwriter of any underwritten offering will have the right to limit, due to marketing reasons, the number of shares registered by holders.

Piggyback Registration Rights

        If we register any of our equity securities under the Securities Act for sale to the public, we will be required to register all registrable securities that the holders of such securities request in writing to be registered within 20 days (or one business day in the case of an overnight underwritten offering or bought deal) of mailing of notice by us to all holders of the proposed registration, subject to certain exceptions. This right, however, does not apply to a registration statement on Form S-8 or any similar successor form, a registration statement on Form S-4, a demand registration or any other registration where the form of registration statement does not permit the registration of registrable securities. The managing underwriter of any underwritten offering will have the right to limit, due to marketing reasons, the number of shares registered by holders.

        Our obligation to effect or maintain a shelf or piggyback registration required by the Registration Rights Agreement is subject to the implementation of customary blackout and suspension periods.

Registration Expenses

        We are required to pay all expenses incurred in connection with each of the registrations described above, except for underwriting discounts and commissions.

Expiration of Registration Rights

        The registration rights described above will terminate as to any stockholder as such time as the stockholder no longer holds shares of our common stock that constitute registrable securities.

PLAN OF DISTRIBUTION

        The common stock being offered for resale by the selling stockholders consists of 13,385,949 shares of our common stock originally issued in a private placement that closed on December 21, 2016.

        The selling stockholders may sell the common stock offered by this prospectus supplement and the accompanying prospectus:

  •
  through agents;

  •
  through underwriters or dealers;

  •
  directly to one or more purchasers, including existing stockholders; or

  •
  any combination of the foregoing methods.

        If the shares of common stock are sold through agents, underwriters or dealers, the selling stockholders will be responsible for underwriting discounts or commissions.

By Agents

        Common stock offered by the selling stockholders pursuant to this prospectus supplement and the accompanying prospectus may be sold through agents designated by such selling stockholders.

By Underwriters or Dealers

        If underwriters are used in the sale, the offered common stock will be acquired by the underwriters for their own account. The underwriters may resell the common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the common stock will be subject to certain conditions. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Direct Sales

        The common stock offered by the selling stockholders pursuant to this prospectus supplement may also be sold directly by such selling stockholders. In this case, no underwriters or agents would be involved. The selling stockholders may sell the common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of the common stock.

Delayed Delivery Arrangements

        The selling stockholders may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered common stock providing for payment and delivery on a future date specified in the prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and other institutions. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered common stock will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

Types of Transactions

        The distribution of the common stock may be effected from time to time in one or more transactions at a fixed price, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices at varying prices determined at the time of sale, at negotiated prices or otherwise. These sales may be effected in transactions, which may involve, without limitation:

  •
  crosses or block transactions:

  •
  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

  •
  through the writing of options, whether such options are listed on an options exchange or otherwise;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales;

  •
  the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  sales pursuant to Rule 144 under the Securities Act;

  •
  broker-dealers agreeing with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  •
  underwritten offerings;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

General Information

        Underwriters, dealers and agents that participate in the distribution of the offered common stock may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from the selling stockholders and any profit on the resale of the offered common stock by them may be treated as underwriting discounts and commissions under the Securities Act.

        Any underwriters or agents to or through whom shares of common stock are sold by the selling stockholders for public offering and sale may make a market in such common stock, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such common stock.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, the selling stockholders, us or our subsidiaries in the ordinary course of their businesses.

        The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

        The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to a prospectus supplement or any amendment to such prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under such prospectus supplement. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of such prospectus supplement.

        Each selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an "underwriter" within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus supplement. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. If any selling stockholder is deemed to be an underwriter, such selling stockholder may be subject to certain statutory liabilities under the Securities Act and other applicable securities laws.

        Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus supplement forms a part.

        In connection with offerings of common stock under the registration statement of which this prospectus supplement forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the common stock at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the common stock for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the common stock, the underwriters, brokers or dealers may place bids for the common stock or effect purchases of the common stock in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the common stock in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed common stock in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

        We will pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with federal securities or state "blue sky" or securities laws; provided, however, that a selling stockholder will pay all discounts, commissions and fees, if any, to underwriters, selling brokers, dealer managers and similar professionals. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act or the Exchange Act, in accordance with the Registration Rights Agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in the prospectus supplement, in accordance with the Registration Rights Agreement, or we may be entitled to contribution.

        We have agreed with the selling stockholders who hold shares covered by the Registration Rights Agreement to use commercially reasonable efforts to keep the registration statement of which this prospectus supplement forms a part effective until the earlier of (i) three years after the effective date or (ii) such time as the registrable securities cease to be registrable securities or we are no longer eligible to maintain a shelf registration statement.

        Once sold under this prospectus supplement, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

        Certain legal matters in connection with the common stock will be passed upon for us by Holland & Hart LLP.

EXPERTS

        The consolidated financial statements of SM Energy Company and subsidiaries appearing in SM Energy Company's Annual Report (Form 10-K) for the year ended December 31, 2016, and the effectiveness of SM Energy Company and subsidiaries' internal control over financial reporting as of December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        Certain information with respect to our proved oil and gas reserves referred to and incorporated by reference herein is based in part upon the audit of our proved reserve estimates by Ryder Scott Company, L.P., a firm of independent petroleum engineers. Such information is included and incorporated herein in reliance on the authority of such firm as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act, and we file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549-2521. Please call 1-800-732-0330 for further information concerning the operation of the Public Reference Room. Our SEC filings are also available on the SEC's web site at http://www.sec.gov. Unless specifically listed under "Incorporation by Reference" below, the information contained on the SEC web site is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement.

        We make available free of charge on or through our Internet website, http://www.sm-energy.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not part of this prospectus supplement and does not constitute a part of this prospectus supplement.

INCORPORATION BY REFERENCE

        We "incorporate by reference" in this prospectus supplement certain documents that we have previously filed with the SEC. This means that we are disclosing important information to you without actually including that information in this prospectus supplement by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement. Information that we later provide to the SEC, and which is deemed "filed" with the SEC, will automatically update information that we previously filed with the SEC, and may replace information in this prospectus supplement and information that we previously filed with the SEC. We incorporate by reference the following documents in this prospectus supplement, which you should review in connection with this prospectus supplement:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 23, 2017;

  •
  our Current Reports on Form 8-K filed with the SEC on January 6, 2017 (as amended by Amendment No. 1 to the Current Report on Form 8-K/A filed with the SEC on January 9, 2017), March 6, 2017, and March 14, 2017 (excluding any information furnished pursuant to Items 7.01 or 9.01 on any Current Report on Form 8-K); and

  •
  the description of our common stock contained in our Form 8-A (File No. 001-31539) filed with the SEC on November 16, 2002, as amended by that Form 8-A/A (File No. 001-31539) filed with the SEC on August 8, 2016, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

        We also incorporate by reference each of the documents that we file with the SEC (excluding any portion of those filings furnished under Items 2.02, 7.01 or 9.01 of Form 8-K or other information furnished to the SEC) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after this registration statement. Any statements made in such documents will automatically update and supersede the information contained in this prospectus supplement, and any statements made in this prospectus supplement update and supersede the information contained in past SEC filings incorporated by reference into this prospectus.

        We will provide, at no cost to you, a copy of all documents incorporated by reference into this prospectus supplement to each person, including any beneficial owner, to whom we deliver this prospectus supplement, upon written or oral request. You may request a copy of these filings by writing or telephoning us at the following address or telephone number:

Investor Relations
SM Energy Company
1775 Sherman Street, Suite 1200
Denver, Colorado 80203
(303) 861-8140
information@sm-energy.com

PROSPECTUS

13,385,949 shares

SM ENERGY COMPANY

COMMON STOCK

        The selling stockholders to be named in a prospectus supplement may offer and sell up to 13,385,949 shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of the offering.

        We are not selling any shares of our common stock in this offering, and as a result, we will not receive any proceeds from the sale of the common stock covered by this prospectus. All of the net proceeds from the sale of our common stock will go to the selling stockholders.

        This prospectus describes the general matter in which the shares of our common stock may be offered and sold by the selling stockholders. The specific manner in which shares of common stock may be offered and sold will be described in a prospectus supplement. Information about the selling stockholders, including the relationship between the selling stockholders and us, will also be included in the applicable prospectus supplement. The prospectus supplement or any free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before investing.

        Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange under the trading symbol "SM." The last reported sale price of our common stock on March 20, 2017 was $21.58 per share.

        Investing in our common stock involves risks. You should carefully read the risk factors included in the applicable prospectus supplement and in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our common stock. See "Risk Factors" beginning on page 4 of this prospectus for information on certain risks related to the purchase of our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 21, 2017.

ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined under the Securities Act of 1933, as amended (the "Securities Act"). Under the shelf registration process, the selling stockholders may, from time to time, offer and sell in one or more offerings, the common stock described in this prospectus.

        This prospectus provides you with a general description of the common stock the selling stockholders may offer. Each time the selling stockholders sell offered common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may include additional risk factors or other special considerations applicable to that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement and the documents incorporated by reference herein and therein carefully before making your investment decision. You should also read the documents we have referred you to under "Where You Can Find More Information" herein for information about us, including our financial statements.

        Neither we nor the selling stockholders have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or common stock is sold on a later date.

        Unless the context otherwise indicates, the terms "SM Energy," "the Company," "we," "us" and "our" in this prospectus mean SM Energy Company, a Delaware corporation, and its subsidiaries.

SM ENERGY COMPANY

        We are an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids (also referred to as "oil," "gas," and "NGLs," respectively, throughout the document) in onshore North America. Our common stock trades on the New York Stock Exchange (the "NYSE") under the ticker symbol "SM."

        Our principal offices are located at 1775 Sherman Street, Suite 1200, Denver, Colorado 80203, and our telephone number is (303) 861-8140.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical facts, included in this prospectus that address activities, events, or developments with respect to our financial condition, results of operations, or economic performance that we expect, believe, or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words "anticipate," "assume," "believe," "budget," "estimate," "expect," "forecast," "intend," "plan," "project," "will," and similar expressions are intended to identify forward-looking statements. Forward-looking statements appear throughout this prospectus, and include statements about such matters as:

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  the amount and nature of future capital expenditures and the availability of liquidity and capital resources to fund capital expenditures;

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  our outlook on future oil, gas, and natural gas liquids ("NGL") prices, well costs, and service costs;

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  the drilling of wells and other exploration and development activities and plans, as well as possible acquisitions or divestitures;

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  the possible divestiture or farm-down of, or joint venture relating to, certain properties;

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  proved reserve estimates and the estimates of both future net revenues and the present value of future net revenues associated with those proved reserve estimates;

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  future oil, gas, and NGL production estimates;

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  cash flows, anticipated liquidity, and the future repayment of debt;

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  business strategies and other plans and objectives for future operations, including plans for expansion and growth of operations or to defer capital investment, and our outlook on our future financial condition or results of operations; and

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  other similar matters such as those discussed in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (our "2016 Form 10-K").

        Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. Some of these risks are described in the Risk Factors section in Part I, Item 1A of our 2016 Form 10-K, and include such factors as:

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  the volatility of oil, gas, and NGL prices, and the effect it may have on our profitability, financial condition, cash flows, access to capital, and ability to grow production volumes and/or proved reserves;

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  weakness in economic conditions and uncertainty in financial markets;

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  our ability to replace reserves in order to sustain production;

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  our ability to raise the substantial amount of capital required to develop and/or replace our reserves;

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  our ability to compete against competitors that have greater financial, technical, and human resources;

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  our ability to attract and retain key personnel;

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  the imprecise estimations of our actual quantities and present value of proved oil, gas, and NGL reserves;

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  the uncertainty in evaluating recoverable reserves and estimating expected benefits or liabilities;

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  the possibility that exploration and development drilling may not result in commercially producible reserves;

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  our limited control over activities on outside-operated properties;

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  our reliance on the skill and expertise of third-party service providers on our operated properties;

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  the possibility that title to properties in which we have an interest may be defective;

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  our planned drilling in existing or emerging resource plays using some of the latest available horizontal drilling and completion techniques is subject to drilling and completion risks and may not meet our expectations for reserves or production;

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  the uncertainties associated with acquisitions, divestitures, joint ventures, farm-downs, farm-outs and similar transactions with respect to certain assets, including whether such transactions will be consummated or completed in the form or timing and for the value that we anticipate;

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  the uncertainties associated with enhanced recovery methods;

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  our commodity derivative contracts may result in financial losses or may limit the prices we receive for oil, gas, and NGL sales;

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  the inability of one or more of our service providers, customers, or contractual counterparties to meet their obligations;

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  our ability to deliver required quantities of crude oil, natural gas, natural gas liquids or water to contractual counterparties;

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  price declines or unsuccessful exploration efforts resulting in write-downs of our asset carrying values;

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  the impact that depressed oil, gas, or NGL prices could have on the borrowing capacity under our Fifth Amended and Restated Credit Agreement;

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  the possibility our amount of debt may limit our ability to obtain financing for acquisitions, make us more vulnerable to adverse economic conditions, and make it more difficult for us to make payments on our debt;

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  the possibility that covenants in our Fifth Amended and Restated Credit Agreement or the indentures governing our senior notes or senior convertible notes may limit our discretion in the operation of our business, prohibit us from engaging in beneficial transactions, or lead to the accelerated payment of our debt;

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  operating and environmental risks and hazards that could result in substantial losses;

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  the impact of seasonal weather conditions and lease stipulations on our ability to conduct drilling activities;

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  our ability to acquire adequate supplies of water and dispose of or recycle water we use at a reasonable cost in accordance with environmental and other applicable rules;

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  complex laws and regulations, including environmental regulations, that result in substantial costs and other risks;

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  the availability and capacity of gathering, transportation, processing, and/or refining facilities;

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  our ability to sell and/or receive market prices for our oil, gas, and NGLs;

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  new technologies may cause our current exploration and drilling methods to become obsolete;

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  the possibility of security threats, including terrorist attacks and cybersecurity breaches, against, or otherwise impacting, our facilities and systems; and

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  litigation, environmental matters, the potential impact of legislation and government regulations, and the use of management estimates regarding such matters.

        We caution you that forward-looking statements are not guarantees of future performance and actual results or performance may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this prospectus speak as of the filing date of this prospectus. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.

RISK FACTORS

        An investment in our common stock involves a significant degree of risk. Before you invest in our common stock you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our common stock. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read the information under the caption "Cautionary Statement Regarding Forward-Looking Statements."

USE OF PROCEEDS

        All shares of common stock offered under this prospectus will be sold by the selling stockholders. We will not receive any of the proceeds from such sales.

SELLING STOCKHOLDERS

        Information about the selling stockholders, including their identities, the common stock to be registered on their behalf and the amounts to be sold by them, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus. The selling stockholders may include certain of our affiliates.

DESCRIPTION OF CAPITAL STOCK

General

        Our authorized capital stock consists of 200,000,000 shares of capital stock, par value $0.01 per share. As of March 1, 2017, there were 111,257,806 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

        Holders of common stock are entitled to one vote for each share held in the election of directors and on all other matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

        Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to receive ratably the net assets of the Company available after payment of all debts and other liabilities. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, and the shares offered by the selling stockholders under this prospectus will be, when issued and paid for, fully paid and non-assessable.

        Delaware corporate law and the Company's certificate of incorporation and by-laws contain provisions that may have the effect of delaying or preventing a change of control of the Company or its management. These provisions, among other things, provide for non-cumulative voting in the election of members of the Board of Directors and impose procedural requirements on stockholders who wish to make nominations for the election of directors or propose other actions at stockholder meetings.

        The Company's certificate of incorporation provides that authorized but unissued shares of common stock are available for future issuance without stockholder approval, subject to various limitations imposed by the NYSE. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

        In addition, the Delaware General Corporation Law (the "DGCL"), which applies to the Company as a corporation organized in the State of Delaware, imposes restrictions on business combinations with interested parties. Section 203 of the DGCL, an anti-takeover law, prevents Delaware corporations under certain circumstances from engaging in a "business combination" with an "interested stockholder" (generally, a holder of 15% or more of the outstanding voting stock of the corporation). A "business combination" includes a merger or sale of 10% or more of a company's assets. However, the provisions of Section 203 do not apply if (1) the board of directors approves the transaction; (2) after the completion of the transaction that resulted in the stockholder becoming an "interested stockholder," that stockholder owned at least 85% of the company's voting stock outstanding at the time the transaction commenced, excluding shares owned by officers and directors and certain employee benefit plans; or (3) on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at a meeting of stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the "interested stockholder." These provisions of Delaware law and our certificate of incorporation and by-laws may have the effect of delaying, deferring or preventing a change in control of the Company, even if the change in control might be beneficial to Company stockholders.

        Our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (1) for any breach of a director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derives an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of directors' liability, then the liability of our directors will automatically be limited to the fullest extent provided by law. Our certificate of incorporation and by-laws also contain provisions to indemnify our directors and officers to the fullest extent permitted by DGCL. These provisions and agreements may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from our directors and officers. We believe that these the provisions in our certificate of incorporation and by-laws are necessary to attract and retain qualified persons as directors and officers.

Transfer agent and registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company N.A.

Registration Rights Agreement

        On December 21, 2016, we entered into a registration rights agreement with QStar LLC and RRP-QStar, LLC (the "Registration Rights Agreement"). Certain members of management of QStar LLC also entered into a joinder to the Registration Rights Agreement. As of March 1, 2017, to our knowledge, the parties to the Registration Rights Agreement collectively owned approximately 13,385,949 shares of our common stock.

        The parties to the Registration Rights Agreement are entitled to certain rights with respect to registration of shares of our common stock, or registrable securities, under the Securities Act. The holders of these registrable securities will possess the registration rights contained in the Registration Rights Agreement that are described in additional detail below.

Shelf Registration and Demand Registration Rights

        Under the Registration Rights Agreement, we agreed to prepare, file and use commercially reasonable efforts to cause to become effective a shelf registration statement no later than March 21, 2017 that registers for resale the registrable securities owned by the holders of such securities under the Securities Act. Until the earlier of (i) three years after the effective date of the shelf registration statement or (ii) such time as the registrable securities cease to be registrable securities or we are no longer eligible to maintain a shelf registration statement, we also agreed to use our commercially reasonable efforts to keep current and effective a shelf registration statement.

        Under the Registration Rights Agreement, at any time after March 21, 2017, upon the written request of any one or more of the holders of registrable securities to register all or part of their registrable securities in an underwritten offering on a registration statement under the Securities Act that is reasonably expected to result in proceeds in excess of $75 million in the aggregate, we will be obligated to register the sale of all registrable securities that holders may request in writing to be registered within five business days of the mailing of a notice by us of such registration to all holders of registrable securities. We are not required to effect an underwritten shelf takedown within 90 days after the closing of any underwritten offering by the Company, more than two underwritten shelf takedown offerings per calendar year and more than four underwritten shelf takedown offerings in the aggregate. The managing underwriter of any underwritten offering will have the right to limit, due to marketing reasons, the number of shares registered by holders.

Piggyback Registration Rights

        If we register any of our equity securities under the Securities Act for sale to the public, we will be required to register all registrable securities that the holders of such securities request in writing to be registered within 20 days (or one business day in the case of an overnight underwritten offering or bought deal) of mailing of notice by us to all holders of the proposed registration, subject to certain exceptions. This right, however, does not apply to a registration statement on Form S-8 or any similar successor form, a registration statement on Form S-4, a demand registration or any other registration where the form of registration statement does not permit the registration of registrable securities. The managing underwriter of any underwritten offering will have the right to limit, due to marketing reasons, the number of shares registered by holders.

        Our obligation to effect or maintain a shelf or piggyback registration required by the Registration Rights Agreement is subject to the implementation of customary blackout and suspension periods.

Registration Expenses

        We are required to pay all expenses incurred in connection with each of the registrations described above, except for underwriting discounts and commissions.

Expiration of Registration Rights

        The registration rights described above will terminate as to any stockholder as such time as the stockholder no longer holds shares of our common stock that constitute registrable securities.

PLAN OF DISTRIBUTION

        The selling stockholders may sell the common stock offered by this prospectus and the accompanying prospectus supplement:

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  through agents;

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  through underwriters or dealers;

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  directly to one or more purchasers, including existing stockholders; or

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  any combination of the foregoing methods.

        We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the common stock and the proceeds to the selling stockholders from the sale, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents and any delayed delivery arrangements. If the shares of common stock are sold through agents, underwriters or dealers, the selling stockholders will be responsible for underwriting discounts or commissions.

By Agents

        Common stock offered by the selling stockholders pursuant to this prospectus supplement and the accompanying prospectus may be sold through agents designated by such selling stockholders. Unless otherwise indicated in the prospectus supplement, any such agent is acting on a best efforts basis for the period of its appointment.

By Underwriters or Dealers

        If underwriters are used in the sale, the offered common stock will be acquired by the underwriters for their own account. The underwriters may resell the common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the common stock will be subject to certain conditions. Unless otherwise indicated in the prospectus supplement, the underwriters must purchase all the common stock offered by a prospectus supplement if any of the common stock is purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Direct Sales

        The common stock offered by the selling stockholders pursuant to this prospectus may also be sold directly by such selling stockholders. In this case, no underwriters or agents would be involved. The selling stockholders may sell the common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of the common stock. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Arrangements

        The selling stockholders may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered common stock providing for payment and delivery on a future date specified in the prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and other institutions. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered common stock will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

Types of Transactions

        The distribution of the common stock may be effected from time to time in one or more transactions at a fixed price, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices at varying prices determined at the time of sale, at negotiated prices or otherwise. These sales may be effected in transactions, which may involve, without limitation:

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  crosses or block transactions:

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  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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  in the over-the-counter market;

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  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

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  through the writing of options, whether such options are listed on an options exchange or otherwise;

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  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  an exchange distribution in accordance with the rules of the applicable exchange;

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  privately negotiated transactions;

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  short sales;

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  the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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  sales pursuant to Rule 144 under the Securities Act;

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  broker-dealers agreeing with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

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  underwritten offerings;

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  a combination of any such methods of sale; and

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  any other method permitted pursuant to applicable law.

General Information

        Underwriters, dealers and agents that participate in the distribution of the offered common stock may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from the selling stockholders and any profit on the resale of the offered common stock by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

        Any underwriters or agents to or through whom shares of common stock are sold by the selling stockholders for public offering and sale may make a market in such common stock, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such common stock.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, the selling stockholders, us or our subsidiaries in the ordinary course of their businesses.

        The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

        The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to a prospectus or any amendment to such prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under such prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of such prospectus.

        Each selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an "underwriter" within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus supplement. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. If any selling stockholder is deemed to be an underwriter, such selling stockholder may be subject to certain statutory liabilities under the Securities Act and other applicable securities laws.

        Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

        In connection with offerings of common stock under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the common stock at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the common stock for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the common stock, the underwriters, brokers or dealers may place bids for the common stock or effect purchases of the common stock in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the common stock in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed common stock in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

        We will pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with federal securities or state "blue sky" or securities laws; provided, however, that a selling stockholder will pay all discounts, commissions and fees, if any, to underwriters, selling brokers, dealer managers and similar professionals. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act or the Exchange Act, in accordance with the Registration Rights Agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in the prospectus supplement, in accordance with the Registration Rights Agreement, or we may be entitled to contribution.

        We have agreed with the selling stockholders who hold shares covered by the Registration Rights Agreement to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) three years after the effective date or (ii) such time as the registrable securities cease to be registrable securities or we are no longer eligible to maintain a shelf registration statement.

        Once sold under this registration statement, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

 LEGAL MATTERS

        Certain legal matters in connection with the common stock will be passed upon for us by Holland & Hart LLP, by legal counsel named in the prospectus supplement or for the selling stockholders and for any underwriters by legal counsel named in the prospectus supplement.

EXPERTS

        The consolidated financial statements of SM Energy Company and subsidiaries appearing in SM Energy Company's Annual Report (Form 10-K) for the year ended December 31, 2016, and the effectiveness of SM Energy Company and subsidiaries' internal control over financial reporting as of December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        Certain information with respect to our proved oil and gas reserves referred to and incorporated by reference herein is based in part upon the audit of our proved reserve estimates by Ryder Scott Company, L.P., a firm of independent petroleum engineers. Such information is included and incorporated herein in reliance on the authority of such firm as experts in petroleum engineering.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act, and we file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549-2521. Please call 1-800-732-0330 for further information concerning the operation of the Public Reference Room. Our SEC filings are also available on the SEC's web site at http://www.sec.gov. Unless specifically listed under "Incorporation by Reference" below, the information contained on the SEC web site is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

        We make available free of charge on or through our Internet website, http://www.sm-energy.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not part of this prospectus and does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

        We "incorporate by reference" in this prospectus certain documents that we have previously filed with the SEC. This means that we are disclosing important information to you without actually including that information in this prospectus by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed "filed" with the SEC, will automatically update information that we previously filed with the SEC, and may replace information in this prospectus and information that we previously filed with the SEC. We incorporate by reference the following documents in this prospectus, which you should review in connection with this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 23, 2017;

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  our Current Reports on Form 8-K filed with the SEC on January 6, 2017 (as amended by Amendment No. 1 to the Current Report on Form 8-K/A filed with the SEC on January 9, 2017), March 6, 2017, and March 14, 2017 (excluding any information furnished pursuant to Items 7.01 or 9.01 on any Current Report on Form 8-K); and

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  the description of our common stock contained in our Form 8-A (File No. 001-31539) filed with the SEC on November 16, 2002, as amended by that Form 8-A/A (File No. 001-31539) filed with the SEC on August 8, 2016, including any future amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

        We also incorporate by reference each of the documents that we file with the SEC (excluding any portion of those filings furnished under Items 2.02, 7.01 or 9.01 of Form 8-K or other information furnished to the SEC) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this registration statement. Any statements made in such documents will automatically update and supersede the information contained in this prospectus, and any statements made in this prospectus update and supersede the information contained in past SEC filings incorporated by reference into this prospectus.

        We will provide, at no cost to you, a copy of all documents incorporated by reference into this prospectus to each person, including any beneficial owner, to whom we deliver this prospectus, upon written or oral request. You may request a copy of these filings by writing or telephoning us at the following address or telephone number:

Investor Relations
SM Energy Company
1775 Sherman Street, Suite 1200
Denver, Colorado 80203
(303) 861-8140
information@sm-energy.com